UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2011

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 28, 2011, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) held its annual meeting of stockholders. At the meeting, AAM's stockholders voted on four proposals and cast their votes as follows:

Proposal 1: Election of Directors

The following directors were nominated to serve for three-year terms expiring at the annual meeting of stockholders in 2014. Results of the election are as follows:

		Number of Votes

Nominee	For	Withheld	Broker Non Votes
Richard E. Dauch	49,279,117	1,449,647	13,059,275
James A. McCaslin	50,407,659	321,105	13,059,275
William P. Miller II	49,766,839	961,925	13,059,275
Larry K. Switzer	49,765,841	962,923	13,059,275

Proposal 2: Advisory vote on executive compensation

AAM's stockholders voted to approve, on an advisory basis, the compensation of AAM's named executive officers, by the following vote:

Number of Votes

For	49,985,253
Against	685,965
Abstain	57,546
Broker Non Votes	13,059,275

Proposal 3: Advisory vote on the frequency of stockholder votes on executive compensation

AAM's stockholders recommended, on an advisory basis, that the Company conduct future stockholder advisory votes on named executive compensation every year, by the following vote:

Number of Votes

1 Year	47,258,941
2 Years	115,085
3 Years	3,302,759
Abstain	51,979
Broker Non Votes	13,059,275
In light of the voting results, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on executive compensation.

Proposal 4: Ratification of Appointment of Deloitte & Touche LLP as AAM's independent registered public accounting firm for the year ending December 31, 2011

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved with the following votes:

Number of Votes

For	63,382,613
Against	353,480
Abstain	51,946

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	May 4, 2011	By:	/s/ Steven R. Keyes
Steven R. Keyes
Executive Director, Administration & Legal
and Secretary

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